Exhibit 99.1

PMV Pharmaceuticals Reports First Quarter 2023 Financial Results and Corporate Highlights

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Continued progress in the ongoing Phase 1/2 PYNNACLE study of PC14586, a first-in-class precision oncology investigational therapy in patients with advanced solid tumors with a p53 Y220C mutation; next update is expected in 2H 2023
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Commenced enrollment in the combination arm of the PYNNACLE study with PC14586 and KEYTRUDA® (pembrolizumab)

PRINCETON, N.J., May 10, 2023 (GLOBE NEWSWIRE) - PMV Pharmaceuticals, Inc. (Nasdaq: PMVP), a precision oncology company pioneering the discovery and development of small molecule, tumor-agnostic therapies targeting p53, today reported financial results for the first quarter ended March 31, 2023, and provided a corporate update.

“We are pleased with the ongoing progress in the PYNNACLE study of PC14586, a first-in-class p53 Y220C reactivator, in patients with advanced solid tumors. We look forward to providing the next clinical and regulatory update in the second half of 2023,” said David Mack, Ph.D., President and Chief Executive Officer. “Additionally, we are actively enrolling patients in the combination arm of PYNNACLE to explore the potential synergistic effects between PC14586 and KEYTRUDA.”

Corporate Highlights:

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The ongoing Phase 1/2 PYNNACLE study is evaluating PC14586 in patients with advanced solid tumors harboring a p53 Y220C mutation. The next clinical and regulatory update is expected in 2H 2023.
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Commenced enrollment in the combination arm of PYNNACLE evaluating PC14586 with KEYTRUDA (pembrolizumab). PMV Pharma and Merck entered into a collaboration in 2022 under the terms of which Merck will supply KEYTRUDA for this study.

First Quarter 2023 Financial Results

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PMV Pharma ended the first quarter with $229.4 million in cash, cash equivalents, and marketable securities, compared to $243.5 million as of December 31, 2022. Net cash used in operations was $15.0 million for the three months ended March 31, 2023, compared to $18.0 million for the three months ended March 31, 2022.
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Net loss for the quarter ended March 31, 2023, was $19.1 million compared to $18.4 million for the quarter ended March 31, 2022.
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Research and development (R&D) expenses were $15.1 million for the quarter ended March 31, 2023, compared to $11.8 million for the quarter ended March 31, 2022. The increase in R&D expenses was primarily related to increased clinical expenses to advance research on PC14586, the Company’s lead drug candidate.
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General and administrative (G&A) expenses were $6.4 million for the quarter ended March 31, 2023, compared to $6.8 million for the quarter ended March 31, 2022. The decrease in G&A expenses was primarily due to reduced spend for insurance and outside services.

KEYTRUDA® (pembrolizumab) is a registered trademark of Merck Sharp & Dohme LLC., a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.

About PC14586

PC14586 is a first-in-class, small molecule, p53 reactivator designed to selectively bind to the crevice present in the p53 Y220C mutant protein, hence, restoring the wild-type, or normal, p53 protein structure and tumor-suppressing function. The U.S. Food and Drug Administration granted Fast Track designation to PC14586 for the treatment of patients with locally advanced or metastatic solid tumors that have a p53

Y220C mutation. For more information about the Phase 1/2 PYNNACLE trial (PMV-586-101), refer to www.clinicaltrials.gov (NCT study identifier NCT04585750).

About PMV Pharma

PMV Pharma is a precision oncology company pioneering the discovery and development of small molecule, tumor-agnostic therapies targeting p53. p53 mutations are found in approximately half of all cancers. The field of p53 biology was established by our co-founder Dr. Arnold Levine when he discovered the p53 protein in 1979. Bringing together leaders in the field to utilize over four decades of p53 biology, PMV Pharma combines unique biological understanding with pharmaceutical development focus. PMV Pharma is headquartered in Princeton, New Jersey. For more information, please visit www.pmvpharma.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s future plans or expectations for PC14586, including expectations regarding timing for its Phase 1 and regulatory update for the PYNNACLE study and its Phase 1/2 combination trial of PC14586 and KEYTRUDA, as well as expectations regarding success of its current clinical trial for PC14586 and any future commercialization plans for the product candidate. Any forward-looking statements in this statement are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include: the success, cost, and timing of the Company’s product candidate development activities and planned clinical trials, the Company’s ability to execute on its strategy and operate as an early clinical stage company, the potential for clinical trials of PC14586 or any future clinical trials of other product candidates to differ from preclinical, preliminary or expected results, the Company’s ability to fund operations, and the impact that the current COVID-19 pandemic will have on the Company’s clinical trials, supply chain, and operations, as well as those risks and uncertainties set forth in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023, filed with the SEC on May 10, 2023, and its other filings filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

PMV Pharmaceuticals, Inc.

Balance Sheets

(in thousands)

	March 31, 2023 (unaudited)	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$142,942	$108,297
Restricted cash	822	822
Marketable securities, current	86,492	132,757
Prepaid expenses and other current assets	3,022	5,130
Total current assets	233,278	247,006
Property and equipment, net	11,238	10,955
Marketable securities, noncurrent	—	2,495
Right-of-use assets	9,130	9,539
Other assets	314	313
Total assets	$253,960	$270,308
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,774	$2,996
Accrued expenses	8,535	7,308
Operating lease liabilities, current	281	528
Total current liabilities	10,590	10,832
Operating lease liabilities, noncurrent	13,197	13,448
Total liabilities	23,787	24,280
Stockholders’ equity:
Additional paid-in capital	490,460	487,516
Accumulated deficit	(260,171)	(241,043)
Accumulated other comprehensive loss	(116)	(445)
Total stockholders' equity	230,173	246,028
Total liabilities and stockholders’ equity	$253,960	$270,308

PMV Pharmaceuticals, Inc.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Operating expenses:
Research and development	$15,073	$11,836
General and administrative	6,407	6,783
Total operating expenses	21,480	18,619
Loss from operations	(21,480)	(18,619)
Other income (expense):
Interest income, net	2,325	229
Other income (expense), net	27	(41)
Total other income (expense)	2,352	188
Loss before provision for income taxes	(19,128)	(18,431)
Provision for income taxes	—	2
Net loss	(19,128)	(18,433)
Unrealized gain (loss) on available for sale investments, net of tax	329	(588)
Comprehensive loss	$(18,799)	$(19,021)
Net loss per share -- basic and diluted	$(0.42)	$(0.41)
Weighted-average common shares outstanding	45,773,357	45,466,044

Investors Contact:

Winston Kung
Chief Financial Officer
investors@pmvpharma.com

Media Contact:

Kathy Vincent
Greig Communications
kathy@greigcommunications.com